SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                                  July 19, 2000
                Date of Report (Date of earliest event reported)

                               Acxiom Corporation
             (Exact name of registrant as specified in its charter)

       Delaware                      0-13163                 71-0581897
    (State or other                (Commission              (IRS Employer
    jurisdiction of                File Number)          Identification No.)
     incorporation)

1 Information Way, P.O. Box 8180, Little Rock, Arkansas           72203-8180
       (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (501) 342-1000





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ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On July 19, 2000, the Audit Committee of the Board of Directors of Acxiom Corporation (the "Company") approved the engagement of Arthur Andersen LLP as the independent auditors for Company. Arthur Andersen LLP will replace the Company's existing independent auditors, KPMG LLP, which was dismissed by the Company as of July 19, 2000.

During the two fiscal years ended March 31, 2000 and the subsequent interim period through July 19, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement.

The Accountant's report of KPMG LLP on the consolidated financial statements of Acxiom Corporation and subsidiaries as of and for the years ended March 31, 2000 and March 31, 1999 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG LLP is attached as Exhibit 16.

During the two fiscal years ended March 31, 2000, and the subsequent interim period through July 19, 2000, Arthur Andersen LLP has not been consulted by the Company, or by anyone on the Company's behalf, regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

ITEM 7.   EXHIBITS.

          Exhibits:

          Exhibit 16.  Letter regarding change in certifying accountants.









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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Acxiom Corporation

                                             /s/ Catherine L. Hughes

Date:    July 26, 2000
                                             Catherine L. Hughes
                                             Secretary and Corporate Counsel